UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2007 (August 9, 2007)
  The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 9, 2007, the Board of Directors of The Scotts Miracle-Gro Company (the “Registrant”), upon the recommendation of the Governance and Nominating Committee, appointed Nancy G. Mistretta to fill the vacancy in Class I of the Registrant’s Board of Directors. Ms. Mistretta will serve for a term to expire at the Annual Meeting of Shareholders of the Registrant to be held in 2008 and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Mistretta was recommended to the Registrant’s Governance and Nominating Committee by James Hagedorn, the Registrant’s President, Chief Executive Officer and Chairman of the Board of Directors, who knew Ms. Mistretta from her previous work with JPMorgan. Since February 28, 2005 Ms. Mistretta has been a member of Russell Reynolds Associates. She is a member of Russell Reynolds Associates’ Not-For-Profit Sector and is responsible for managing executive officer searches for many large philanthropies, with a special focus on educational searches for presidents, deans and financial officers. Based in New York, New York, she is also active in the CEO/Board Services Practice of Russell Reynolds Associates. Prior to joining Russell Reynolds Associates, Ms. Mistretta was with JPMorgan and its heritage institutions for 29 years and served as a Managing Director in Investment Banking since 1991.
The Board of Directors of the Registrant has determined that Ms. Mistretta qualifies as an “independent director” under the applicable sections of the Listed Company Manual of the New York Stock Exchange. She will serve on the Registrant’s Finance Committee. Ms. Mistretta will receive the same cash compensation as the other non-employee directors of the Registrant. Her compensation will be paid on a pro-rata basis for her time served on the Registrant’s Board of Directors and Finance Committee in calendar year 2007. Compensation for non-employee directors of the Registrant is disclosed on pages 16-17 of the Registrant’s Proxy Statement for the 2007 Annual Meeting of Shareholders filed with the SEC on December 20, 2006.
Russell Reynolds Associates is a firm used by the Registrant and its subsidiaries for executive employment searches. Ms. Mistretta is not involved directly or indirectly in a supervisory role with the services provided for the Registrant’s or its subsidiaries’ accounts and has an indirect interest in the arrangements between Russell Reynolds Associates and the Registrant and its subsidiaries solely through her position as a member of Russell Reynolds Associates. To date in fiscal 2007, The Scotts Company LLC, a subsidiary of the Registrant, has paid approximately $620,000 in fees to Russell Reynolds Associates. Ms. Mistretta has no other direct or indirect relationships with the Registrant or any of the Registrant’s subsidiaries that would require disclosure under Item 404(a) of SEC Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired:
          Not applicable.
     (b) Pro forma financial information:
          Not applicable.
     (c) Shell company transactions:
          Not applicable.

     (d) Exhibits:

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on August 15, 2007 announcing the appointment of Nancy G. Mistretta as a director
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: August 15, 2007	By:	/s/ David C. Evans

Printed Name: David C. Evans Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated August 15, 2007
The Scotts Miracle-Gro Company

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on August 15, 2007 announcing the appointment of Nancy G. Mistretta as a director